UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 18, 2022

Seer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(Address of principal executive offices, including zip code)

650-453-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2022, Seer, Inc. (the “Company”) announced that its President and Chief Operating Officer, Omead Ostadan, was returning from a previously announced 3 month leave of absence. Mr. Ostadan will initially return on a part-time basis as the Company’s President beginning on February 28, 2022 and his part-time status is expected to last approximately 10 months for ongoing personal reasons.

In connection with this transition, Mr. Ostadan entered into an Amended Confirmatory Employment Letter (the “Amended Employment Letter”), which provides for a proration in salary and bonus opportunity commensurate with his reduced work schedule and a reduction in the portion of his equity awards that will vest during the temporary period Mr. Ostadan is employed on a part-time basis. The Amended Employment Letter is attached hereto as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amended Confirmatory Employment Letter between the Company and Omead Ostadan, dated February 18, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.
Date: February 18, 2022
	By:	/s/ David Horn
David Horn
Chief Financial Officer